SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549



Form 8-K

CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 22, 1996


Lone Star Industries, Inc.
(Exact name of registrant as specified in its charter)


		 Delaware			   1-2333		       13-0982660
 (State or other jurisdiction   (Commission        (IRS Employer
       of incorporation)       File Number)      Identification No.)



  300 First Stamford Place, P. O. Box 120014, Stamford, CT 06912-0014
          (Address of principal executive offices)    (Zip Code)


    Registrant's telephone number, including area code  (203) 969-8600








ITEM 5.  OTHER EVENTS.

	On April 22, 1996 Lone Star Industries, Inc. made public disclosure of the following by a press release for immediate release:

		Stamford, Connecticut, April 22, 1996 --- Lone Star Industries, Inc. (NYSE/LCE) announced today that several companies have expressed interest in business combinations with Lone Star. While the Company will explore opportunities to maximize shareholders' value, no decision has been made that a transaction with another company is in the best interests of Lone Star's stockholders. Discussions with companies which have approached Lone Star have not resulted in any definitive proposals.

		On April 18, 1996, Lone Star reported a significant improvement in first quarter results. The company announced a net loss of $3.3 million on sales of $53 million, a 35% reduction in net loss over results for the same period in 1995. The Company's performance supports management's view that the future of the Company continues to be bright.

Lone Star Industries, Inc. is a producer of cement, ready- mixed concrete, sand and gravel, crushed stone, and other construction materials.

                            SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, Lone Star Industries, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


						LONE STAR INDUSTRIES, INC.


						By: /s/ James W. Langham
							   James W. Langham
						         Vice President

Date:  April 23, 1996